Exhibit 4.1

THIS OFFER EXPIRES AT 5:00 P.M.,
EASTERN TIME, ON MARCH 1, 2023, UNLESS EXTENDED BY THE COMPANY

ACACIA RESEARCH CORPORATION

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase Shares of Common Stock of Acacia Research Corporation

REGISTERED OWNER:

Each registered holder of this Subscription Rights Certificate (a “Rights Holder”) is entitled to the number of non-transferable subscription rights (each, a “Right”) to subscribe for and purchase the number of shares of Common Stock, par value $0.001 per share (“Common Stock”), of Acacia Research Corporation, a corporation organized under the laws of Delaware (the “Company”), as specified herein, on the terms and subject to the conditions set forth in the Company’s prospectus supplement, dated February 14, 2023, as amended and supplemented from time to time, and the accompanying prospectus, dated November 23, 2020 (collectively, the “Prospectus”), which are incorporated herein by reference.

Pursuant to the rights offering described in the Prospectus (the “Offering”), each stockholder owning shares of Common Stock as of 5:00 p.m., Eastern time, on February 13, 2023 (such date, the “Record Date” and, such stockholder, an “Eligible Securityholder”) is entitled to receive one (1) Right for every four (4) shares of Common Stock owned on the Record Date. The Company will not issue any fractional Rights. The Rights entitle the holder thereof to purchase one (1) new share of Common Stock for every one (1) Right held (the “Subscription”) at the subscription price of $5.25 per share (the “Subscription Price”). The Rights may be exercised at any time during the subscription period, which commences on February 14, 2023 and ends at 5:00 p.m., Eastern time, on March 1, 2023 (the “Expiration Date”). Set forth above is the number of shares of Common Stock that the Rights Holder owns and which should be used to calculate the total number of Rights the Rights Holder is entitled to exercise pursuant to the Subscription. No fractional shares of Common Stock will be issued upon the exercise of any Rights. Accordingly, an Eligible Securityholder must own at a minimum four (4) shares of Common Stock as of the Record Date to receive one (1) Right to purchase a share of Common Stock at the Subscription Price. Any fractional shares of Common Stock will be rounded down to the nearest whole share. The Rights are non-transferable and will not be listed for trading on any stock exchange. This means that Rights Holders may not sell, transfer or assign their Rights to anyone else.

SAMPLE CALCULATION FOR AN ELIGIBLE SECURITYHOLDER WHO OWNS 100 SHARES OF COMMON STOCK

Number of shares of Common Stock held on the Record Date: 100 x 0.25 = 25 Rights
(1 Right for every 4 shares of Common Stock held on the Record Date)

Number of shares of Common Stock issuable (assuming full exercise of Subscription):
25 Rights × 1 (one share of Common Stock for every one Right) = 25 new shares of Common Stock

Total payment based on the Subscription Price: 25 shares × $5.25 = $131.25

METHOD OF EXERCISE OF RIGHTS

To exercise your Rights as a holder of record, whether you hold certificates evidencing shares of Common Stock directly or you hold shares in book-entry form with Computershare Trust Company, N.A., the Company’s transfer agent, Broadridge Corporate Issuer Solutions, LLC (the “Subscription Agent”) must receive, in the manner specified herein, at or prior to 5:00 p.m., Eastern time, on March 1, 2023, a properly completed and duly executed Subscription Rights Certificate and a wire transfer of funds, cashier’s check or certified check drawn upon a U.S. bank payable to “Broadridge Corporate Issuer Solutions, LLC” for an amount equal to the number of shares of Common Stock subscribed for pursuant to the Subscription multiplied by the Subscription Price. Payment must be made in U.S. dollars.

The method of delivery of this Subscription Rights Certificate and the payment of the Subscription Price are at the election and risk of the Rights Holder, but if sent by mail it is recommended that the Subscription Rights Certificate and payment be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and clearance of payment prior to 5:00 p.m., Eastern time, on the Expiration Date.

Share certificates will not be issued for shares of Common Stock sold in the Offering. Stockholders who are record owners will have the shares they acquire credited to their account with Computershare Trust Company, N.A., as transfer agent. Stockholders whose shares are held of record by Cede & Co. (“Cede”) or by any other depository or nominee on their behalf or their broker-dealers’ behalf will have any shares that they acquire credited to the account of Cede or the other depository or nominee holder.

A Rights Holder exercising Rights will have no right to rescind their subscription after receipt of their completed Subscription Rights Certificate together with payment for shares.

FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE OFFERING, PLEASE REFER TO THE PROSPECTUS, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC, BY CALLING (TOLL-FREE) AT (888) 789-8409 OR BY E-MAIL AT SHAREHOLDER@BROADRIDGE.COM.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

EXERCISE OF RIGHTS

To subscribe for shares of Common Stock pursuant to your Rights, please complete lines (a) and (b) and sign in part (c). If you do not indicate the number of Rights being exercised, or if you do not forward the full subscription payment for the number of Rights that you indicate are being exercised, the Subscription Agent will have the right to reject and return your subscription for correction. Any excess subscription payments received by the Subscription Agent will be returned, without interest, as soon as practicable.

(a)	EXERCISE OF RIGHTS:

The maximum number of shares of Common Stock available for purchase pursuant to the Offering is equal to the number of shares of Common Stock owned by such holder as of the Record Date multiplied by 0.25.

	Number of Shares of Common Stock Owned		Maximum Number of Shares of Common Stock Available to Subscribe For	Number of Shares of Common Stock Subscribed For		Per Share Subscription Price		Payment
Subscription:		X 0.25 =			X	$5.25	=

(b)	PAYMENT:

AMOUNT ENCLOSED
Total Amount Enclosed	$

METHOD OF PAYMENT (CHECK ONE)

☐	Cashier’s check or certified check drawn on a U.S. bank, or postal or express money order payable to Broadridge Corporate Issuer Solutions, LLC.

☐	Wire transfer directly to the escrow account maintained by Broadridge Corporate Issuer Solutions, LLC, as Subscription Agent.

Beneficiary Account Name:	Broadridge
Account Number:	153910728465
Reference:	Acacia Research Rights Offering
For Further Credit Name:	Acacia Research Corporation
For Further Credit Account Number:	153912159263
ABA/Routing number:	123000848
International/Swift Code:	USBKUS44IMT
Bank:	U.S. Bank 800 Nicollet Mall Minneapolis, MN 55402 United States

Method of Payment. All payments must be made in U.S. dollars by wire transfer of funds, cashier’s check or certified check drawn upon a U.S. bank payable to “Broadridge Corporate Issuer Solutions, LLC”. The Subscription Agent will not accept payment by any other means.

(c)	SIGNATURE(S):

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the Offering and I hereby subscribe for the number of shares of Common Stock indicated above on the terms and conditions specified in the Prospectus. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, Acacia Research Corporation may exercise its legal remedies against me.

This form must be signed by the registered holder(s) exactly as their name(s) appear(s) on the certificate(s) or book entry or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

Signature of Subscriber:
Name (please print):
Date

Telephone Number:
Email:

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, you must indicate the capacity in which you are signing when you sign and, if requested by the Subscription Agent in its sole and absolute discretion, you must present to the Subscription Agent satisfactory evidence of your authority to sign in that capacity. If this form is signed by a person other than the registered owner (e.g., where the shares have been assigned), this form must be accompanied by a stock power guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP, or MSP.

Signature:
Name of Bank or Firm:

Signature of Officer:
By:

IMPORTANT: The signature must be guaranteed by an Eligible Guarantor Institution, as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, which may include: (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union.

Please complete all applicable information and return to
By mail:	By hand or overnight courier:
Broadridge, Inc. Attention: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, New York 11717-0693	Broadridge, Inc. Attention: BCIS IWS 51 Mercedes Way Edgewood, New York 11717

Any questions regarding this Subscription Rights Certificate and the Offering may be directed to the Information Agent, Broadridge Corporate Issuer Solutions, LLC, toll free at (888) 789-8409 or via email at shareholder@broadridge.com.

DELIVERY OF THIS SUBSCRIPTION RIGHTS CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE
DOES NOT CONSTITUTE A VALID DELIVERY.

Important Information

This communication is not an offer to sell or the solicitation of an offer to buy any securities, and neither we nor the Company will offer or sell the securities referred to herein in any jurisdiction in which such offer or sale would be unlawful. The offering referred to in this communication may be made in the United States only by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

This Subscription Rights Certificate and any claim, controversy or dispute arising under or related to this Subscription Rights Certificate shall be governed by and construed in accordance with the laws of the State of New York.

The Company filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) on November 23, 2020 covering, among other things, the Rights and the shares of Common Stock to be issued upon the exercise thereof, to which this communication relates. The prospectus in that registration statement, together with the prospectus supplement that the Company filed with the SEC on February 14, 2023 and the documents incorporated by reference in the Prospectus, as well as other documents the Company has filed with the SEC, are available for free by visiting EDGAR on the SEC’s website at www.sec.gov or by contacting Broadridge Corporate Issuer Solutions, LLC, toll-free at the following telephone number: (888) 789-8409 or via e-mail at shareholder@broadridge.com.

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